Exhibit 99.1

1st Mariner Bancorp Reports 1st Quarter 2011 Results

Baltimore, MD (April 27, 2011) — 1st Mariner Bancorp (NASDAQ: FMAR), parent company of 1st Mariner Bank, reported a pre-tax loss of $7.3 million for the first quarter of 2011 compared to a pre-tax loss of $5.7 million for the first quarter of 2010. The Company reported an after tax loss of $7.3 million in 2011 versus $3.4 million in 2010. In the first quarter of 2010, the Company recorded a $2.3 million tax benefit while no tax benefit was recognized in first quarter of 2011.

Edwin F. Hale, Sr., 1st Mariner’s Chairman and Chief Executive Officer, said, “During the first quarter of 2011, our credit related costs declined significantly. Our net charge offs declined 55% when compared to the first quarter of 2010. Additionally, our provision for loan losses declined 63% over the same time frame. We continue to work through this difficult economy and have made progress in dealing with our problem loans.”

Hale added, “Over the past two years, achieving compliance with our regulatory capital orders and controlling credit costs have been our primary focal points. We have been working diligently on both fronts and continue to make progress.”

Operating Summary

Net interest income for the first quarter of 2011 was down slightly ($97 thousand) compared to the first quarter of 2010. A higher net interest margin was offset by lower balances of earning assets. The net interest margin improved to 2.84% in the first quarter of 2011, compared to 2.70% in the first quarter of 2010. Reduced interest expense on borrowings and deposits contributed to the improvement in 2011 compared to 2010. Total average interest rates paid on deposits were 1.82% in the first quarter of 2011 compared to 2.20% in the first quarter of 2010.

Non-interest income decreased $2.7 million in the first quarter of 2011 to $3.1 million compared to $5.8 million for the first quarter of 2010. Gross mortgage banking revenue was $0.9 million for the first quarter of 2011 compared to $2.5 million in the first quarter of 2010. The decrease was due to lower home purchase and refinance volume and a decreased level of loans sold. Fee income on deposit accounts decreased as a result of the implementation of new regulations that lowered deposit account service charges beginning in July 2010. Total service fees on deposits decreased $300 thousand from $1.1 million in the first quarter of 2010 to $0.8 million in the first quarter of 2011. Other decreases in non-interest income were related to the gain in the fair value of liabilities carried at fair value recognized in the first quarter of 2010 of $0.8 million.  The Company had no liabilities carried at fair value in 2011.

Non-interest expenses increased slightly with $16.4 million in the first quarter of 2011 and $16.3 million in the first quarter of 2010. Controllable expenses such as salaries and benefits, occupancy, and furniture, fixtures & equipment expenses collectively decreased $0.6 million in the first quarter of 2011. However, professional fees related to regulatory compliance and loan workouts increased $0.4 million in the first quarter of 2011 compared to the first quarter of 2010. Additionally, marketing expenses and consulting expenses increased $200 thousand and $130 thousand, respectively, in the first quarter of 2011 compared to the first quarter of 2010.

•                  Total revenue for the three months ended March 31, 2011 was $9.9 million, which represents a 22% decrease over 2010’s figure of $12.7 million; mainly due to decreases in non-interest income. Reduced fee income resulted from the implementation of new regulations imposed on financial institutions and lower mortgage volume was due to a slow real estate and refinance market.

•                  Net interest income decreased 1%, with $6.8 million recorded in the first quarter of 2011 compared to $6.9 million in the first quarter of 2010. Interest income on earning assets declined $2.0 million, or 14%, in the first quarter of 2011, compared to the first quarter of 2010. The decline was due to a reduction in average loans outstanding.  Offsetting the decrease in interest income was a decrease in interest expense paid on deposits and borrowings. Total interest expense on deposits and borrowings was $5.4 million in the first quarter of 2011, compared to $7.3 million in the first quarter of 2010. The decrease in interest expense is primarily due to the reduction of debt and related interest expense attributable to the Company’s exchange for and elimination of $21million in trust preferred debt securities in the first and second quarters, as well as lower costs of deposits and borrowed funds.

•                  Average earning assets were $948 million for the first quarter of 2011, which was a 6% decrease over the first quarter 2010 balance of $1.01 billion. The decrease was due to a reduction in loans and investments.

•                  Net charge-offs decreased 55% during the quarter, with $0.8 million in the first quarter of 2011 compared to $1.8 million in the first quarter of 2010. The provision for loan losses totaled $800 thousand for the first quarter of 2011, a decrease of $1.4 million, or 63%, over the provision of $2.2 million in the corresponding quarter last year. The allowance for loans losses at the end of the first quarter of 2011 was $14.1 million, an increase of 17% over the prior year’s figure of $12.0 million. The allowance for loan losses as a percentage of total loans was increased to 1.84% as of March 31, 2011, compared to 1.38% as of March 31, 2010, an increase of 33%.

Comparing balance sheet data as of March 31, 2011 and 2010, total assets decreased 10% to $1.27 billion, from the prior year’s $1.40 billion. The decrease is primarily attributable to a $104.9 million decrease in loans, a $22.6 million reduction in the deferred tax assets, and a $53.8 million reduction in cash.

•                  Total loans outstanding decreased $104.9 million, or 12%, to $767.4 million as of March 31, 2011. Commercial loan maturities and refinances primarily contributed to the decrease.

•                  Net deferred tax assets decreased $22.6 million as a result of the establishment of a valuation allowance in the fourth quarter of 2010. While this allowance reduces the carrying value of the asset, it does not necessarily preclude the Company from utilizing this asset in the future.

•                  Total deposits decreased 8.2% from $1.18 billion in 2010 to $1.09 billion as of March 31, 2011. Money market and NOW accounts decreased $9.6 million, from $152.6 million as of March 31, 2010 to $143.0 million as of March 31, 2011. Certificates of deposit were $775.2 million as of March 31, 2011. This is a decrease of $89.9 million, or 10.4%, over the $865.2 million as of March 31, 2010. The decrease in interest bearing deposits was due to lower rates being offered on these deposit products in 2011 versus 2010.

•                  As of March 31, 2011, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 7.9%; Tier 1 Risk Based Capital 6.6%; and Tier 1 Leverage 4.4%.

1st Mariner Bancorp is a bank holding company with total assets of $1.27 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.32 billion, operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is traded on the NASDAQ Capital Market under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact: Mark A. Keidel – EVP/COO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands, except per share data)

	For the three months ended March 31,
	2011	2010	$ Change	% Change
Summary of Earnings:
Net interest income	$6,804	$6,901	(97)	-1%
Provision for loan losses	800	2,190	(1,390)	-63%
Noninterest income	3,057	5,842	(2,785)	-48%
Noninterest expense	16,370	16,289	81	0%
Net loss before income taxes	(7,309)	(5,736)	(1,573)	27%
Income tax expense/(benefit)	—	(2,497)	2,497	-100%
Net loss from continuing operations	(7,309)	(3,239)	(4,070)	126%
Net (loss)/income from discontinued operations	—	(200)	(200)	100%
Net loss	(7,309)	(3,439)	(3,870)	-113%

Profitability and Productivity:
Net interest margin	2.84%	2.70%	—	5%
Net overhead ratio	4.09%	3.01%	—	36%
Efficiency ratio	166.01%	127.83%	—	30%
Mortgage loan production	188,940	195,846	(6,906)	-4%
Average deposits per branch	47,190	53,764	(6,574)	-12%

Per Share Data:
Basic earnings per share - continuing operations	$(0.40)	$(0.50)	0.10	21%
Diluted earnings per share - continuing operations	$(0.40)	$(0.50)	0.10	21%
Basic earnings per share - discontinued operations	$—	$(0.03)	0.03	100%
Diluted earnings per share - discontinued operations	$—	$(0.03)	0.03	100%
Basic earnings per share	$(0.40)	$(0.53)	0.13	25%
Diluted earnings per share	$(0.40)	$(0.53)	0.13	25%
Book value per share	$(0.18)	$4.55	(4.73)	-104%
Number of shares outstanding	18,532,929	8,078,647	10,454,282	129%
Average basic number of shares	18,407,820	6,470,698	11,937,122	184%
Average diluted number of shares	18,407,820	6,470,698	11,937,122	184%

Summary of Financial Condition:
At Period End:
Assets	$1,265,980	$1,404,847	(138,867)	-10%
Investment Securities	59,389	37,605	21,784	58%
Loans	767,396	872,385	(104,989)	-12%
Deposits	1,085,375	1,182,818	(97,443)	-8%
Borrowings	170,049	172,772	(2,723)	-2%
Stockholders’ equity	(3,348)	36,732	(40,080)	-109%

Average for the period:
Assets	$1,290,519	$1,376,185	(85,666)	-6%
Investment Securities	33,721	38,530	(4,809)	-12%
Loans	795,697	885,719	(90,022)	-10%
Deposits	1,106,858	1,143,310	(36,452)	-3%
Borrowings	169,755	193,981	(24,226)	-12%
Stockholders’ equity	1,519	27,249	(25,730)	-94%

Capital Ratios: First Mariner Bank
Leverage	4.4%	5.7%	—	-23%
Tier 1 Capital to risk weighted assets	6.6%	7.9%	—	-16%
Total Capital to risk weighted assets	7.9%	9.2%	—	-14%

Asset Quality Statistics and Ratios:
Net Chargeoffs	818	1,826	(1,008)	-55%
Non-performing assets	71,337	59,613	11,724	20%
90 Days or more delinquent loans	4,886	5,038	(152)	-3%
Annualized net chargeoffs to average loans	0.41%	0.82%	—	-50%
Non-performing assets to total assets	5.63%	4.24%	—	33%
90 Days or more delinquent loans to total loans	0.64%	0.58%	—	10%
Allowance for loan losses to total loans	1.84%	1.38%	—	34%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	As of March 31,
	2011	2010	$ Change	% Change
Assets:
Cash and due from banks	$233,914	$287,711	(53,797)	-19%
Interest-bearing deposits	39,437	8,154	31,283	384%
Available-for-sale investment securities, at fair value	59,389	27,382	32,007	117%
Trading Securities	—	10,223	(10,223)	-100%
Loans held for sale	47,354	55,360	(8,006)	-14%
Loans receivable	767,396	872,385	(104,989)	-12%
Allowance for loan losses	(14,097)	(12,003)	(2,094)	17%
Loans, net	753,299	860,382	(107,083)	-12%
Real estate acquired through foreclosure	28,317	19,915	8,402	42%
Restricted stock investments, at cost	7,095	7,934	(839)	-11%
Premises and equipment, net	40,360	43,556	(3,196)	-7%
Accrued interest receivable	3,886	4,734	(848)	-18%
Income taxes recoverable	—	1,461	(1,461)	-100%
Deferred income taxes - Net of allowance	—	22,586	(22,586)	-100%
Bank owned life insurance	36,522	35,126	1,396	4%
Prepaid expenses and other assets	16,407	20,323	(3,916)	-19%
Total Assets	$1,265,980	$1,404,847	(138,867)	-10%

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits	$1,085,375	$1,182,818	(97,443)	-8%
Borrowings	117,981	119,672	(1,691)	-1%
Junior subordinated deferrable interest debentures	52,068	53,100	(1,032)	-2%
Accrued expenses and other liabilities	13,904	12,525	1,379	11%
Total Liabilities	1,269,328	1,368,115	(98,787)	-7%

Stockholders’ Equity
Common Stock	923	404	519	128%
Additional paid-in-capital	79,753	69,313	10,440	15%
Retained earnings	(80,519)	(30,060)	(50,459)	168%
Accumulated other comprehensive loss	(3,505)	(2,925)	(580)	20%
Total Stockholders Equity	(3,348)	36,732	(40,080)	-109%
Total Liabilities and Stockholders’ Equity	$1,265,980	$1,404,847	(138,867)	-10%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	For the three months ended March 31,
	2011	2010
Interest Income:
Loans	$11,698	$13,444
Investments and interest-bearing deposits	490	761
Total Interest Income	12,188	14,205

Interest Expense:
Deposits	4,503	5,610
Borrowings	881	1,694
Total Interest Expense	5,384	7,304

Net Interest Income Before Provision for Loan Losses	6,804	6,901

Provision for Loan Losses	800	2,190

Net Interest Income After Provision for Loan Losses	6,004	4,711

Noninterest Income:
Total other-than-temporary impairment (“OTTI”) charges	—	(130)
Less: Portion included in other comprehensive income	—	7
Net OTTI charges on securities available for sale	—	(123)
Mortgage banking revenue	930	2,507
ATM Fees	771	735
Service fees on deposits	735	1,060
Gain on financial instruments carried at fair value	—	847
Commissions on sales of nondeposit investment products	118	145
Income from bank owned life insurance	335	353
Other	168	318
Total Noninterest Income	3,057	5,842

Noninterest Expense:
Salaries and employee benefits	6,270	6,596
Occupancy	2,176	2,371
Furniture, fixtures and equipment	485	612
Professional services	1,164	720
Advertising	136	178
Data processing	455	402
ATM servicing expenses	208	204
Costs of other real estate owned	1,759	1,685
FDIC insurance premiums	973	934
Service and maintenance	652	683
Other	2,092	1,904
Total Noninterest Expense	16,370	16,289

Net loss before discontinued operations and income taxes	(7,309)	(5,736)
Income tax expense/(benefit) - continuing operations	—	(2,497)
Net loss from continuing operations	(7,309)	(3,239)
(Loss)/Income from discontinued operations	—	(200)

Net Loss	$(7,309)	$(3,439)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)

First Mariner Bancorp

(Dollars in thousands)

	For the three months ended March 31,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$69,555	5.20%	$78,854	5.24%
Commercial Construction	57,187	5.50%	98,345	5.43%
Commercial Mortgages	351,292	6.26%	338,198	6.27%
Consumer Residential Construction	28,700	5.19%	47,323	6.78%
Residential Mortgages	140,688	5.04%	169,068	5.56%
Consumer	148,275	4.46%	153,931	4.64%
Total Loans	795,697	5.52%	885,719	5.70%

Loans held for sale	68,315	4.26%	68,593	4.96%
Trading and available for sale securities, at fair value	33,721	4.28%	38,530	6.84%
Interest bearing deposits	43,612	1.18%	9,170	4.46%
Restricted stock investments, at cost	7,095	0.00%	7,934	0.00%

Total earning assets	948,440	5.15%	1,009,946	5.63%

Allowance for loan losses	(14,356)		(11,994)
Cash and other non earning assets	356,435		378,233

Total Assets	$1,290,519		$1,376,185

Liabilities and Stockholders’ Equity:
Interest bearing deposits
NOW deposits	6,615	0.57%	7,604	0.76%
Savings deposits	57,892	0.19%	53,689	0.29%
Money market deposits	132,242	0.56%	150,074	0.67%
Time deposits	806,224	2.16%	823,684	2.61%
Total interest bearing deposits	1,002,973	1.82%	1,035,051	2.20%

Borrowings	169,755	2.11%	193,981	3.54%

Total interest bearing liabilities	1,172,728	1.86%	1,229,032	2.41%

Noninterest bearing demand deposits	103,885		108,259
Other liabilities	12,387		11,645
Stockholders’ Equity	1,519		27,249

Total Liabilities and Stockholders’ Equity	$1,290,519		$1,376,185

Net Interest Spread		3.29%		3.22%

Net Interest Margin		2.84%		2.70%